SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 11, 2000


                      SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


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           Delaware                      0-23938                  33-0596831
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(State or other jurisdiction of  (Commission File Number)       (IRS Employer
        incorporation)                                       Identification No.)
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             Corporate Center, 40 Emery Street, Greenville, SC 29605
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (864) 240-2600

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Item 5. Other Events.

     On October 11, 2000, Safety Components International, Inc. (the "Registrant") and certain of its domestic subsidiaries (collectively, "Safety Components") emerged from their pre-arranged cases under Chapter 11 of the U.S. Bankruptcy Code pursuant to the plan of reorganization (as amended, the "Plan") confirmed by the U.S. District Count for the State of Delaware on August 31, 2000.

     Pursuant to the Plan, upon emergence all of the Registrant's 10-1/8% senior notes due 2007 (an aggregate of approximately $96.8 million) were converted into 96.8% of the Registrant's post-bankruptcy common stock, and the pre-bankruptcy common stock, excluding stock held by Robert Zummo (former Chairman of the Registrant), was converted into 3.2% of the Registrant's post-bankruptcy common stock and warrants to acquire an additional 12% of such common stock. In addition, Safety Components' trade suppliers and other creditors will be paid in full, pursuant to the terms of the Plan, within 90 days of emergence.

     Safety Components Board of Directors, in accordance with the terms of the Plan, now consists of the following new, non-employee directors: Carroll R. Wetzel, Jr. (Chairman), Andy Goldfarb, W. Allan Hopkins and Ben E. Waide III. John C. Corey continues as a director and has been promoted to Chief Executive Officer and President of the Registrant.

     In connection with its emergence, the Registrant announced the closing of a three-year $35 million credit facility (the "Congress Facility") with Congress Financial Corporation (Southern). The Congress Facility has allowed the Company to pay off its debtor-in-possession credit facility with Bank of America and is expected to provide adequate funding for Safety Components' ongoing global operating needs. In addition to the Congress Facility, the Registrant also closed a two-year subordinated secured note facility with its pre-bankruptcy secured lenders for $20.9 million.

     The Registrant's press release dated as of October 11, 2000 regarding the emergence, the incoming directors and the Congress Facility is attached as
Exhibit 99.1 to this Current Report and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such document.


Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

99.1 Press Release of Safety Components International, Inc. dated as of October 11, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SAFETY COMPONENTS INTERNATIONAL, INC,
                                         (Registrant)


Dated: October 13, 2000                  By: /s/ Brian Menezes
                                             -----------------------
                                             Brian Menezes
                                             Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit No.     Description
-----------     -----------

99.1 Press Release of Safety Components International, Inc. dated as of October 11, 2000.